EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-97932, 333-31923, 333-37505, 333-53955, 333-53919, 333-58811, 333-70873, 333-93465 and 333-1109882), and on Form S-8 (No. 333-43074, 333-43076) of Innkeepers USA Trust of our reports dated December 20, 2006 relating to the following financial statements , which appear in this Current Report Form 8-K/A:

1.	RLJ Anaheim Hotel, L.P. and RLJ San Diego-Mission Valley Hotel, L.P. as of December 31, 2005 and for the year then ended

2.	Hilton Anaheim Suites Hotel, LLC as of June 14, 2005 and for the period January 1, 2005 to June 14, 2005, the period owned by Hilton Hotels Corporation (“Hilton”)

3.	RLJ Anaheim Suites Hotel, LLC as of December 31, 2005 and for the period June 15, 2005 to December 31, 2005, the period owned by RLJ

4.	RLJ Ontario Hotel, L.P. as of September 30, 2006 and December 31, 2005 and for the period January 1, 2006 to September 30, 2006 and the period from October 28, 2005 to December 31, 2005.

/s/ PricewaterhouseCoopers LLP

McLean, VA

December 20, 2006